2006 YEAR-END ESTIMATED VALUATION ON A PER UNIT BASIS(1)



                                                                         CASH DISTRIBUTIONS PER UNIT
                                                                         ---------------------------

                                                         2005 YEAR-END             CUMULATIVE
          FORMATION    UNIT   2006 YEAR END PER UNIT      ESTIMATED        2006    DISTRIBUTIONS
P/SHIP      DATE       SIZE   ESTIMATED VALUATION(2)     VALUATION(2)      TOTAL   THRU 12/31/2006
--------  ----------  ------ ------------------------    -------------   --------- ---------------

 III-A    11/21/89     $100           $36.77                $66.20          $12.05     $169.35
 III-B    01/24/90     $100           $32.44                $53.66          $10.93     $177.89
 III-C    02/27/90     $100           $44.68                $76.06           $8.75     $137.30
 III-D    09/05/90     $100           $45.75                $75.98           $8.30     $142.51
 III-E    12/26/90     $100           $23.80                $57.50           $7.68     $131.91
 III-F    03/08/91     $100           $46.38                $92.40          $10.63     $108.83
 III-G    09/20/91     $100           $56.07               $104.08          $12.07     $111.85


(1)  This chart must be read in connection with the letter dated January 31, 2007, providing important assumptions and other information on the methodology used to calculate these estimates.
(2)  2006 Year-End estimates use $60.85 per barrel of oil and $5.64 per thousand cubic feet ("MCF") of gas compared to
     $61.06 per barrel and $10.08 per MCF of gas for the 2005 Year-End estimates.
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